Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

January 2013 Performance Update

The Frontier Fund Supplement Dated January 31, 2013 to Prospectus Dated January 31, 2013.

The Frontier Fund Class 1 Original

THE FRONTIER FUND’S GOAL: To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

December performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	January 31, 2013	January 31, 2013	NAV / Unit
	MTD	YTD
Balanced Series-1	-0.94%	-0.94%	$115.23
Tiverton/Graham/Transtrend Series-1	0.57%	0.57%	$79.11
Currency Series-1	-2.66%	-2.66%	$55.40
Winton/Graham Series-1	2.27%	2.27%	$96.70
Winton Series-1	2.58%	2.58%	$134.11

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of January 31, 2013. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(4,836,878.82)
Unrealized trading gain (loss)	4,246,743.02
Less: Commissions	(154,372.75)
Less: Trading Fee paid to Managing Owner	(90,142.90)
Interest income	8,752.30

Total Income	(825,899.15)
EXPENSES
Broker service fees	360,570.56
Incentive fees	37,601.77
Management fees	131,409.84

Total Expenses	529,582.17

Net Income (Loss)	$(1,355,481.32)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	1,237,173.00740	$143,906,871.96	$116.32
Current month additions	303.07273	34,704.85
Current month redemptions	(20,417.10817)	(2,347,439.29)
Net income (loss) for current month		(1,355,481.32)	(1.09)

Net asset value, end of current month	1,217,058.97196	$140,238,656.20	$115.23

	Monthly rate of return		-0.94%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES—1

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(115,612.45)
Unrealized trading gain (loss)	373,355.16
Less: Commissions	(12,376.29)
Less: Trading Fee paid to Managing Owner	(14,034.39)
Interest income	29,376.67

Total Income	260,708.70
EXPENSES
Broker service fees	56,127.90
Incentive fees	0.00
Management fees	82,206.75

Total Expenses	138,334.65

Net Income (Loss)	$122,374.05

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	283,073.33916	$22,266,758.39	$78.66
Current month additions	19.49211	1,521.44
Current month redemptions	(8,172.00404)	(641,855.35)
Net income (loss) for current month		122,374.05	0.45

Net asset value, end of current month	274,920.82723	$21,748,798.53	$79.11

	Monthly rate of return		0.57%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—TIVERTON/GRAHAM/TRANSTREND SERIES—1

THE FRONTIER FUND CURRENCY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$0.87
Unrealized trading gain (loss)	(62,433.11)
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(1,688.89)
Interest income	0.01

Total Income	(64,121.12)
EXPENSES
Broker service fees	6,755.90
Incentive fees	0.00
Management fees	0.00

Total Expenses	6,755.90

Net Income (Loss)	$(70,877.02)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	46,863.08256	$2,666,968.74	$56.91
Current month additions	60.49350	3,412.92
Current month redemptions	(26.60259)	(1,487.47)
Net income (loss) for current month		(70,877.02)	(1.51)

Net asset value, end of current month	46,896.97347	$2,598,017.17	$55.40

	Monthly rate of return		-2.66%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—CURRENCY SERIES—1

THE FRONTIER FUND WINTON/GRAHAM SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$38,808.71
Unrealized trading gain (loss)	428,451.23
Less: Commissions	(4,570.72)
Less: Trading Fee paid to Managing Owner	(10,642.47)
Interest income	11,478.06

Total Income	463,524.81
EXPENSES
Broker service fees	42,565.02
Incentive fees	0.00
Management fees	46,789.98

Total Expenses	89,355.00

Net Income (Loss)	$374,169.81

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	176,419.37984	$16,680,498.29	$94.55
Current month additions	41.31395	3,946.12
Current month redemptions	(5,845.05192)	(560,316.00)
Net income (loss) for current month		374,169.81	2.15

Net asset value, end of current month	170,615.64187	$16,498,298.22	$96.70

	Monthly rate of return		2.27%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON/GRAHAM SERIES—1

THE FRONTIER FUND WINTON SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(166,635.89)
Unrealized trading gain (loss)	1,092,540.08
Less: Commissions	(2,301.68)
Less: Trading Fee paid to Managing Owner	(19,761.72)
Interest income	31,188.25

Total Income	935,029.04
EXPENSES
Broker service fees	79,041.36
Incentive fees	0.00
Management fees	65,909.02

Total Expenses	144,950.38

Net Income (Loss)	$790,078.66

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	234,413.76229	$30,645,207.71	$130.73
Current month additions	113.22061	15,043.83
Current month redemptions	(2,094.20043)	(278,987.09)
Net income (loss) for current month		790,078.66	3.38

Net asset value, end of current month	232,432.78247	$31,171,343.11	$134.11

	Monthly rate of return		2.58%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON SERIES—1

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(6,724,030.37)
Unrealized trading gain (loss)	5,901,692.52
Less: Commissions	(214,597.04)
Less: Trading Fee paid to Managing Owner	(125,305.47)
Interest income	18,505.44

Total Income	(1,143,734.92)
EXPENSES
Trading fees	(0.01)
Broker service fees	360,570.56
Incentive fees	52,272.23
Management fees	182,669.49

Total Expenses	595,512.27

Net Income (Loss)	$(1,739,247.19)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,620,653.53659	$200,152,750.17	$123.50
Current month additions	329.29327	38,560.96
Current month redemptions	(28,262.99679)	(3,483,865.93)
Net income (loss) for current month		(1,739,247.19)	(1.09)

Net asset value, end of current month	1,592,719.83307	$194,968,198.01	$122.41

	Monthly rate of return		-0.88%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(130,963.89)
Unrealized trading gain (loss)	422,941.07
Less: Commissions	(14,052.87)
Less: Trading Fee paid to Managing Owner	(15,925.13)
Interest income	33,334.99

Total Income	295,334.17
EXPENSES
Trading fees	0.00
Broker service fees	56,127.90
Incentive fees	0.00
Management fees	93,292.31

Total Expenses	149,420.21

Net Income (Loss)	$145,913.96

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	313,991.27775	$25,344,641.07	$80.72
Current month additions	19.49211	1,521.44
Current month redemptions	(10,277.85909)	(851,315.98)
Net income (loss) for current month		145,913.96	0.41

Net asset value, end of current month	303,732.91077	$24,640,760.49	$81.13

	Monthly rate of return		0.51%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—TIVERTON/GRAHAM/TRANSTREND SERIES

THE FRONTIER FUND CURRENCY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$0.89
Unrealized trading gain (loss)	(63,702.57)
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(1,723.20)
Interest income	0.02

Total Income	(65,424.86)
EXPENSES
Trading fees	0.00
Broker service fees	6,755.90
Incentive fees	0.00
Management fees	0.00

Total Expenses	6,755.90

Net Income (Loss)	$(72,180.76)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	47,605.47593	$2,721,124.41	$57.16
Current month additions	60.49350	3,412.92
Current month redemptions	(26.60259)	(1,487.47)
Net income (loss) for current month		(72,180.76)	(1.52)

Net asset value, end of current month	47,639.36684	$2,650,869.10	$55.64

	Monthly rate of return		-2.65%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—CURRENCY SERIES

THE FRONTIER FUND WINTON/GRAHAM SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$48,328.97
Unrealized trading gain (loss)	533,458.32
Less: Commissions	(5,683.17)
Less: Trading Fee paid to Managing Owner	(13,234.49)
Interest income	14,273.87

Total Income	577,143.50
EXPENSES
Trading fees	0.00
Broker service fees	42,565.02
Incentive fees	0.00
Management fees	58,185.29

Total Expenses	100,750.31

Net Income (Loss)	$476,393.19

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	210,172.65638	$20,753,538.96	$98.75
Current month additions	41.31395	3,946.12
Current month redemptions	(6,568.14058)	(648,828.88)
Net income (loss) for current month		476,393.19	2.33

Net asset value, end of current month	203,645.82975	$20,585,049.39	$101.08

	Monthly rate of return		2.37%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON/GRAHAM SERIES

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(222,693.86)
Unrealized trading gain (loss)	1,458,598.47
Less: Commissions	(3,073.98)
Less: Trading Fee paid to Managing Owner	(26,394.50)
Interest income	41,656.70

Total Income	1,248,092.83
EXPENSES
Trading fees	0.00
Broker service fees	79,041.36
Incentive fees	0.00
Management fees	88,030.56

Total Expenses	167,071.92

Net Income (Loss)	$1,081,020.91

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	299,572.36427	$40,959,534.14	$136.73
Current month additions	113.22061	15,043.83
Current month redemptions	(2,789.15377)	(389,569.98)
Net income (loss) for current month		1,081,020.91	3.61

Net asset value, end of current month	296,896.43111	$41,666,028.90	$140.34

	Monthly rate of return		2.64%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounitng Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON SERIES